As filed with the Securities and Exchange Commission on October 3, 2008

File No. 001-34088

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4 to
Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

Brink’s Home Security Holdings, Inc.
(Exact name of registrant as specified in its charter)

Virginia	80-0188977
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

8880 Esters Boulevard Irving, TX (Address of Principal Executive Offices)	75063 (Zip Code)

Registrant’s telephone number, including area code: (972) 871-3130 Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, no par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-
accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,”
“accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer☐	Non-accelerated filer☒ (Do not check if a smaller reporting company)	Smaller reporting company☐

Brink’s Home Security Holdings, Inc.
Cross-Reference Sheet Between the Information Statement and Items of Form 10

Our information statement may be found as Exhibit 99.1 to this Form 10.  For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement

1.	Business	See “Summary,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Spin-Off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”
1A.	Risk Factors	See “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”
2.	Financial Information
See “Summary,” “Risk Factors,” “Selected Historical Financial Data,” “Unaudited Pro Forma Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	See “Business—Property and Equipment”
4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”
5.	Directors and Executive Officers	See “Management”
6.	Executive Compensation	See “Management”
7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors,” “Management” and “Certain Relationships and Related Party Transactions”
8.	Legal Proceedings	See “Business—Legal Proceedings”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “The Spin-Off” and “Description of Our Capital Stock”
10.	Recent Sales of Unregistered Securities	None
11.	Description of Registrant’s Securities to be Registered	See “Description of Our Capital Stock”
12.	Indemnification of Directors and Officers	See “Management—Limitation of Liability and Indemnification Matters”
13.	Financial Statements and Supplementary Data	See “Summary,” “Selected Historical Financial Data,” “Unaudited Pro Forma Consolidated Financial Information” and “Index to Financial Statements” and the financial statements referenced therein

Item No.	Caption	Location in Information Statement

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None
15.	Financial Statements and Exhibits	See “Index to Financial Statements” and the financial statements referenced therein

(a) List of Financial Statements and Schedules.

The following financial statements are included in the information statement and filed as part of this registration statement on Form 10.

(1)	Consolidated Financial Statements of Brink’s Home Security, Inc., including Report of Independent Registered Public Accounting Firm.

(b) Exhibits.  The following documents are filed as exhibits hereto.

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Brink’s Home Security Holdings, Inc. and The Brink’s Company†

3.1	Articles of Incorporation of Brink’s Home Security Holdings, Inc.†

3.2	Bylaws of Brink’s Home Security Holdings, Inc.†

4.1	Specimen Common Stock Certificate of Brink’s Home Security Holdings, Inc.†

10.1	Form of Transition Services Agreement between Brink’s Home Security Holdings, Inc. and The Brink’s Company†

10.2	Form of Tax Matters Agreement between Brink’s Home Security Holdings, Inc. and The Brink’s Company†

10.3	Form of Brand Licensing Agreement between Brink’s Home Security Holdings, Inc. and Brink’s Network, Incorporated†

10.4	Form of Employee Matters Agreement between Brink’s Home Security Holdings, Inc. and The Brink’s Company†

10.5	Form of Non-Compete Agreement between Brink’s Home Security Holdings, Inc. and The Brink’s Company†

10.6	Form of Brink’s Home Security Holdings, Inc. 2008 Equity Incentive Plan†

10.7	Form of Brink’s Home Security Holdings, Inc. Key Employees’ Deferred Compensation Program†

10.8	Form of Brink’s Home Security Holdings, Inc. Management Performance Improvement Plan†

10.9	Form of Brink’s Home Security Holdings, Inc. Non-Employee Directors’ Equity Plan†

10.10	Form of Brink’s Home Security Holdings, Inc. Directors’ Stock Accumulation Plan†

10.11	Form of Brink’s Home Security Holdings, Inc. Key Employees Incentive Plan†

10.12	Form of Brink’s Home Security Holdings, Inc. Plan for Deferral of Directors’ Fees†

10.13	Form of Brink’s Home Security, Inc. Change in Control Agreement†

10.14	Form of Brink’s Home Security, Inc. Indemnification Agreement†

21	List of Subsidiaries of Brink’s Home Security Holdings, Inc.†

99.1	Preliminary Information Statement of Brink’s Home Security Holdings, Inc., subject to completion, dated October 3, 2008
____________________
†    Previously filed.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment no. 4 to its registration statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

BRINK’S HOME SECURITY HOLDINGS, INC.,

By	/s/ Robert B. Allen
President and Chief Executive Officer

Dated:  October 3, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Brink’s Home Security Holdings, Inc. and The Brink’s Company†

3.1	Articles of Incorporation of Brink’s Home Security Holdings, Inc.†

3.2	Bylaws of Brink’s Home Security Holdings, Inc.†

4.1	Specimen Common Stock Certificate of Brink’s Home Security Holdings, Inc.†

10.1	Form of Transition Services Agreement between Brink’s Home Security Holdings, Inc. and The Brink’s Company†

10.2	Form of Tax Matters Agreement between Brink’s Home Security Holdings, Inc. and The Brink’s Company†

10.3	Form of Brand Licensing Agreement between Brink’s Home Security Holdings, Inc. and Brink’s Network, Incorporated†

10.4	Form of Employee Matters Agreement between Brink’s Home Security Holdings, Inc. and The Brink’s Company†

10.5	Form of Non-Compete Agreement between Brink’s Home Security Holdings, Inc. and The Brink’s Company†

10.6	Form of Brink’s Home Security Holdings, Inc. 2008 Equity Incentive Plan†

10.7	Form of Brink’s Home Security Holdings, Inc. Key Employees’ Deferred Compensation Program†

10.8	Form of Brink’s Home Security Holdings, Inc. Management Performance Improvement Plan†

10.9	Form of Brink’s Home Security Holdings, Inc. Non-Employee Directors’ Equity Plan†

10.10	Form of Brink’s Home Security Holdings, Inc. Directors’ Stock Accumulation Plan†

10.11	Form of Brink’s Home Security Holdings, Inc. Key Employees Incentive Plan†

10.12	Form of Brink’s Home Security Holdings, Inc. Plan for Deferral of Directors’ Fees†

10.13	Form of Brink’s Home Security, Inc. Change in Control Agreement†

10.14	Form of Brink’s Home Security Holdings, Inc. Indemnification Agreement†

21	List of Subsidiaries of Brink’s Home Security Holdings, Inc.†

99.1	Preliminary Information Statement of Brink’s Home Security Holdings, Inc., subject to completion, dated October 3, 2008

____________________
†    Previously filed.